Exhibit 10.3
THE FASHION HOUSE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2005
(UNAUDITED)

ASSETS
Current assets:
Cash	$536,884
Accounts receivable	328,583
Prepaid expenses	120,152
Total current assets	985,619
Property and equipment, net	306,284
Deposits	47,373
$1,339,276
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$480,118
Accrued payroll and related	295,245
Due to factor	210,475
Accrued interest	228,382
Convertible notes payable, net of debt discount of $321,000	229,000
Note payable to stockholder	751,000
Warrant liability	712,000
Total current liabilities	2,906,220
Commitments and Contingencies
Stockholders’ deficit:
Common stock, no par value; 100,000,000 shares authorized; 18,733,737 shares issued and outstanding	4,080,894
Accumulated deficit	(5,647,838)
Total stockholders’ deficit	(1,566,944)
$1,339,276
See accompanying notes to financial statements.

THE FASHION HOUSE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)

	2005	2004
Net sales	$1,202,192	$4,362,098

Cost of sales	1,096,169	2,799,496
Gross profit	106,023	1,562,602
Operating expenses:
Selling, general and administrative	2,168,444	1,234,684
Payroll and related	756,034	365,875
Royalties	421,563	312,116
Total operating expenses	3,346,041	1,912,675
Loss from operations	(3,240,018)	(350,073)
Other income (expense):
Gain on sale of license	—	1,350,000
Interest expense	(1,122,410)	(117,841)
Total other income (expense), net	(1,122,410)	1,232,159
Net income (loss)	$(4,362,428)	$882,086
Basic and diluted net income (loss) per share	$(0.29)	$0.07
Weighted average shares outstanding:
Basic and diluted	14,826,416	13,041,862
See accompanying notes to financial statements.

THE FASHION HOUSE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)

	2005	2004
Net sales	$455,867	$1,407,856

Cost of sales	294,623	792,119
Gross profit	161,244	615,737
Operating expenses:
Selling, general and administrative	707,951	476,662
Payroll and related	375,486	135,306
Royalties	74,688	108,227
Total operating expenses	1,158,125	720,195
Loss from operations	(996,881)	(104,458)
Other income (expense):
Gain on sale of license	—	1,350,000
Interest expense	(504,864)	(69,470)
Total other income (expense), net	(504,864)	1,280,530
Net income (loss)	$(1,501,745)	$1,176,072
Basic and diluted net income (loss) per share	$(0.09)	$0.09
Weighted average shares outstanding:
Basic and diluted	16,207,951	13,041,862
See accompanying notes to financial statements.

THE FASHION HOUSE HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$(4,362,428)	$882,086
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	33,604	24,670
Gain on sale of license	—	(1,350,000)
Amortization of estimated fair value of beneficial conversion features	631,000	—
Amortization of estimated fair value of warrants	358,000	—
Changes in operating assets and liabilities:
Accounts receivable	(124,691)	(2,674)
Prepaid expenses	(96,988)	(104,359)
Deposits	(34,021)	(4,311)
Accounts payable and accrued expenses	271,185	168,405
Settlement payable	(135,000)	135,000
Accrued payroll and related	12,284	—
Accrued interest	158,640	117,637
Net cash used in operating activities	(3,288,415)	(133,546)
CASH FLOWS FROM INVESTMENT ACTIVITIES:
Purchases of property and equipment	(191,739)	(125,768)
Proceeds from sales of license	—	1,350,000
Net cash provided by (used in) investing activities	(191,739)	1,224,232
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable to stockholder	370,000	141,634
Repayments of notes payable to stockholder	(161,000)	—
Proceeds from convertible notes payable	1,750,000	—
Repayments of convertible notes payable	(625,000)	—
Advances from factor	1,020,263	960,836
Payments to factor	(911,614)	(971,965)
Proceeds from the issuance of common stock, net of issuance costs of $486,210	2,402,540	—
Net cash provided by financing activities	3,845,189	130,505
Net increase in cash	365,035	1,221,191
Cash, beginning of the period	171,849	10,639
Cash, ending of the period	$536,884	$1,231,830
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$38,324	$50,100
Cash paid during the period for income taxes	$—	$—
See accompanying notes to financial statements.

THE FASHION HOUSE HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)

	2005	2004
Supplemental Schedule of Noncash Investing and Financing Activities:

Issuance of common stock on conversion of debt and accrued interest	$579,554	$—
Estimated fair value of beneficial conversion features of certain convertible notes payable	$788,000	$—
Estimated fair value of warrants issued in connection with certain convertible notes payable	$522,000	$—
Estimated fair value of warrants issued in connection with private placement	$190,000	$—
See accompanying notes to financial statements.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005
(UNAUDITED)
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accompanying condensed consolidated financial statements have been prepared in accordance with the Securities and Exchange Commission’s (“SEC”) regulations for interim financial information. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. In the opinion of management, all adjustments (which consist only of normal and recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the three and nine month periods ended September 30, 2005 are not necessarily indicative of the results that may be expected for the entire fiscal year.
Organization and Nature of Operations
On August 19, 2005, TDI Holding Corporation (“TDI”) entered into an agreement of Plan of Reorganization (“Merger”) with The Fashion House, Inc. (“TFH”) in a tax free share exchange under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Immediately prior to the Merger (after considering the stock split), TDI had 1,006,344 shares of common stock issued and outstanding and no preferred stock issued and outstanding. Pursuant to the Merger, all of the outstanding shares of TFH’s common stock were exchanged into 14,114,200 shares of TDI common stock. Immediately after the Merger, TDI had 15,120,544 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. In addition, pursuant to the Merger, TFH paid $325,000 to TDI, which TFH expensed as acquisition costs, which is included in selling, general and administrative expenses in the accompanying condensed consolidated statements of operations during the period ended September 30, 2005.
Immediately after the Merger, the officers and directors of TDI resigned and the management of TFH controlled such positions; therefore, effecting a change of control. As a result, the transaction was recorded as a “reverse merger” whereby TFH was considered to be the accounting acquirer as it retained control of TDI after the Merger. Simultaneously with the Merger, TDI changed its name to The Fashion House Holdings, Inc. (hereafter referred to as the “Company”).
TFH was incorporated under the laws of the State of Delaware on April 11, 2002 and commenced operations on January 1, 2003. TFH designs, develops and markets women’s dress footwear with an emphasis on celebrity appeal, style, quality and fit. The Company targets the moderate to premium-priced categories of the women’s footwear industry and implements its business model by licensing recognized brand names.
Basis of Presentation
The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.
Principles of Consolidation
These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany accounts have been eliminated in consolidation.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005
(UNAUDITED)
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, collectibility of receivables, recoverability of long-lived assets and valuation of warrants to purchase common stock and deferred tax assets. Actual results may differ from these estimates under different assumptions or conditions.
Going Concern
The financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $4,362,428 for the nine months ended September 30, 2005, had a working capital deficit of $1,938,601 and an accumulated deficit of $5,731,838 at September 30, 2005. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on obtaining sufficient debt or equity financing in the very near future and achieving profitable operations. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
Risks and Uncertainties
Credit Risk
The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. At September 30, 2005, the Company has cash balances which exceeded the insured limit by $401,207.
The Company assigns the majority of its trade accounts receivable to a factor (see Note 2), however the Company maintains the credit risk with respect to collection of these amounts. The Company makes sales to customers not approved by its factor at its own risk and monitors the outstanding receivable balance. At September 30, 2005, the Company determined that no allowance for doubtful accounts was necessary.
The Company operates in an industry that is subject to intense competition and government regulation. The Company’s operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with an operating business, including the potential risk of business failure.
Merchandise Risk
The Company’s success is largely dependent upon its ability to gauge the market trends and the tastes of its targeted consumers and provide merchandise that satisfies consumer demand. Any inability to provide appropriate merchandise in sufficient quantities in a timely manner could have a material adverse effect on the Company’s business, operating results and financial condition.
The Company purchases substantially all of its inventory from two vendors. The loss of either of these vendors could have a material adverse effect on the Company’s cash flow and financial position.
Inventories
Inventories will consist of returned merchandise from customers or unsold goods held by the trading company at a public warehouse in excess of sixty days. As noted below, the Company has no inventory on hand at June 30, 2005 and December 31, 2004.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005
(UNAUDITED)
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Property and Equipment
Property and equipment are stated at cost. Depreciation of equipment is provided for by using the straight-line method over the estimated useful lives of the related assets, which are 5 years for machinery and equipment and 7 years for furniture and fixtures. Expenditures for maintenance and repairs are charged to expense as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.
Long-Lived Assets
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of long-lived assets for impairment whenever events or change in circumstances indicate that such carrying values may not be recoverable. The Company estimates the future undiscounted cash flows derived from an asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may not be recoverable. Am impairment loss is recognized when the undiscounted future cash flows are less than its carrying amount. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. At September 30, 2005, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products or services will continue, which could result in additional future impairment of long-lived assets.
Fair Value of Financial Instruments
The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses, due to factor, accrued interest and convertible notes payable. The carrying value for all such instruments approximates fair value at September 30, 2005. The fair value of the note payable to stockholder is not determinable as the borrowings are with a related party.
Revenue Recognition
Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition , as amended by SAB 104, outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes that the Company’s revenue recognition policy conforms to SAB 104.
We evaluate the criteria of the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions. The Company is the primary obligor, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, establishes product specifications, and has the risk of loss as it relates to the ultimate collection of accounts receivable and cargo losses. Accordingly, the Company’s revenue is recorded on a gross basis.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005
(UNAUDITED)
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
The Company utilizes a trading company (see Note 2) to provide trade finance and factoring services in connection with the manufacture, distribution and sale of the Company’s products (referred to hereinafter as the “Goods”) to customers. The trading company issues letters of credit in favor of the manufacturers at the request of the Company, and in accordance with the information provided in such requests. The trading company imports and delivers Goods, as instructed by the Company, to a public warehouse and pays the manufacturers for the cost of Goods and the related costs covered by the requests.
Goods are held by the Company at a public warehouse on a consignment basis. The Company arranges and maintains the Goods while in its possession at its expense. The trading company has title to the Goods when shipped from the manufacturer and in the public warehouse. The trading Company is paid for the Goods upon their sales and shipment to the Company’s customers. Goods that remain unsold in the public warehouse on or after sixty days from receipt are billed by the trading company and title to the goods is transferred to the Company. For all Goods purchased, the Company’s charged cost plus 4% by the trading company. There were no unsold Goods billed by the trading company and purchased by the Company during the three and nine months ended September 30, 2005 and 2004.
Revenue is recognized upon shipment of goods from the public warehouse to the customers, which is when title transfers to the customers. The trading company approves credit to the customers and factors the sale. The trading company charges the Company 2.5% of the sales which are factored. For sales that are not factor approved, the Company purchases Goods from the trading company and sells the Goods directly to the customers.
The Company has title to all Goods returned by customers to the public warehouse. At September 30, 2005, returned inventory was not material to the overall financial statements.
Shipping and handling costs billed to the customers are recorded in sales. Shipping and handling costs as incurred by the Company are recorded in cost of sales.
Advertising
The company expenses advertising costs, consisting primarily of placement in multiple publications, along with design and printing costs of sales materials, when incurred. Advertising expense for the nine month periods ended September 30, 2005 and 2004 amounted to $38,039 and $60,529, respectively.
Income Taxes
The Company determines its income taxes under the asset and liability method in accordance with the SFAS No. 109, “Accounting for Income Taxes.” Under the asset and liability approach, deferred income tax assets and liabilities are calculated and recorded based upon the future tax consequences of temporary differences by applying enacted statutory tax rates applicable to future periods for differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities. Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability. Those not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are provided for significant deferred income tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005
(UNAUDITED)
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Earnings Per Share
The Company uses SFAS No. 128, Earnings Per Share for calculating the basic and diluted income (loss) per share. Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted income (loss) per share is computed similar to basic income (loss) per share. All potentially dilutive shares, 935,000 as of September 30, 2005 have been excluded from diluted loss per share, as their effect would be anti-dilutive for the period then ended. There were no potentially dilutive shares during the period ended September 30, 2004.
Basic and diluted (loss) income per common share is computed as follows:

	Nine Months Ended September 30,
		2005	Per-		2004	Per-
	Loss	Shares	Share	Income	Shares	Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Basic EPS
(Loss) income available to common stockholders	(4,362,428)	14,826,416	$(0.29)	882,086	13,041,862	$0.07

Effect of Dilutive Securities
None	—	—		—	—

Diluted EPS
Loss available to common stockholders	(4,362,428)	14,826,416	$(0.29)	882,086	13,041,862	$0.07

	Three Months Ended September 30,
		2005	Per-		2004	Per-
	Loss	Shares	Share	Income	Shares	Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Basic EPS
Loss (income) available to common stockholders	(1,501,745)	16,207,951	$(0.09)	1,176,072	13,041,862	$0.09

Effect of Dilutive Securities
None	—	—		—	—

Diluted EPS
Loss available to common stockholders	(1,501,745)	16,207,951	$(0.09)	1,176,072	13,041,862	$0.09
Stock-Based Compensation
In December 2004, the FASB issued SFAS No. 123 (revised 2004) (“SFAS 123(R)”), “Share-Based Payment,” to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, and supersedes APB No. 25. SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in APB No. 25, as long as the footnotes to financial statements disclosed what net income (loss) would have been had the preferable fair-value-based method been used. Small business issuers will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The Company will apply SFAS 123(R) to all stock-based employee compensation arrangements. There have been no options issued to employees as of September 30, 2005.
Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123 and EITF Issue No. 96-18, Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services . All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005
(UNAUDITED)
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Derivative Financial Instruments
In connection with the issuance of warrants with convertible notes payable (see Note 5), the Company is required to file a registration statement within 75 days of issuance of the convertible notes and have such registration statement declared effective no later than 180 days following the Merger (the “Effectiveness Deadline”). In addition, the Company will be required to issue the holders of convertible notes a number of warrants equal to 123,750 for each subsequent 30 day period that such registration statement has not been filed. Also, the Company will be required to issue the holders of convertible notes a number of warrants equal to 123,750 for each 30 day period following the Effectiveness Deadline. In addition, the Company is required to include the warrants issued to the placement agent for the private placement in such registration statement (see Note 6). The Company determined that the registration rights are an embedded derivative instrument pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities , as amended. Under the provisions of EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” the accounting treatment of these derivative financial instruments requires that the Company record the derivatives at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. Any change in fair value will be recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income.
At September 30, 2005, there are derivative liabilities of $712,000 related to the warrants with registration rights. Due to the close proximity of the balance sheet date to the issuance date of the warrants, there was no change in valuation of the related derivatives.
Warrant-related derivatives were valued using the Black-Scholes Option Pricing Model with the following assumptions during the nine months ended September 30, 2005: dividend yield of 0%; annual volatility of 62%; and risk free interest rate of 3.0%.
Beneficial Conversion Feature
The convertible feature of certain convertible notes payable (see Note 5) provides for a rate of conversion that is below market value. Such feature is normally characterized as a “beneficial conversion feature” (“BCF”). Pursuant to EITF Issue No. 98-5 (“EITF 98-5”), Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 To Certain Convertible Instruments, the fair values of the BCFs have been recorded as a discount from the face amount of the respective debt instrument. The Company is amortizing the discount using the effective interest method through maturity of such instruments. The Company will record the corresponding unamortized debt discount related to the BCF and warrants as interest expense when the related instrument is converted into the Company’s common stock.

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Recent Accounting Pronouncements
In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets, an amendment of APB 29, Accounting for Nonmonetary Transactions . This Statement’s amendments are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, SFAS 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Provisions of this statement are effective for fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on the financial statements.
In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections . SFAS 154 replaces APB 20, Accounting Changes and SFAS 3, Reporting Accounting Changes in Interim Financial Statements and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this statement to have a material impact on the financial statements.
NOTE 2 — ACCOUNTS RECEIVABLE FACTORING
On February 1, 2003, the Company signed a factoring agreement with Madison Administrative Services, Inc. (“MAS”), a New York corporation. Under the factoring agreement, MAS charged the Company a factoring fee of 1% of the gross invoice amount of each account receivable, subject to a minimum annual fee of $9,000. MAS, to the extent of any financing provided, held a security interest in all assets of the Company over the term of the factoring agreement. During the nine months ended September 30, 2005 and 2004, factoring fees charged by MAS totaled $3,033 and $39,878, respectively. During the three months ended September 30, 2005 and 2004, factoring fees charged by MAS totaled zero and $8,958, respectively.
In November 2004, the Company terminated its factoring activities with MAS and signed a conditional mutual release with MAS on April 6, 2005, whereby the Company agreed to pay MAS $135,000, of which $50,000 was due upon signing and $85,000 due in June 2005. The Company remitted the $85,000 balance in July 2005.
On November 14, 2004, the Company signed a factoring agreement with Itochu International, Inc. (“Itochu”), a New York corporation. Under the factoring agreement, the Company is charged a factoring fee of 1.5% of the gross invoice amount, with no minimum annual fee, and all invoices are subject to approval by Itochu. Itochu, to the extent of any financing provided, holds a security interest in all assets of the Company over the term of the factoring agreement. Either party may terminate the factoring agreement by providing 60 days written notice. In accordance with the agreement, Itochu will advance the invoice amount, but at no time will the outstanding balance of advances exceed $500,000.
At September 30, 2005, the following summarizes the Company’s accounts receivable and related balances:

Receivables assigned to factor	$288,127
Advances from factor	(210,475)

Amounts due from factor	77,652
Unfactored accounts receivable	40,456
Allowances for returns and allowances	—

$118,108

NOTE 3 — NOTEPAYABLE TO STOCKHOLDER
From time to time, the Company borrows funds from a founding stockholder for working capital purposes, which bear interest at 8% per annum and are due in January 2006. As of September 30, 2005, outstanding borrowings totaled $769,000, and accrued interest totaled $147,669.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005
(UNAUDITED)
NOTE 4 — COMMITMENTS AND CONTINGENCIES
Licensing Agreements
For the rights to use trademarks, the Company has entered into licensing agreements with various licensors. The agreements enable the Company to sell products using the name of the licensor in return for a licensing fee based upon sales of the product using the licensor’s name.
The Company acquired rights to use four trademarks as evidenced by licensing agreements entered into with Nicole Miller, Richard Tyler, Tyler and Oscar by Oscar de la Renta, which expire on March 3, 2009, November 26, 2007, November 26, 2007 and June 30, 2010, respectively. Under these licensing agreements, the Company agreed to pay the greater of between 3% and 8% of net sales of the licensed products or guaranteed minimums ranging from $54,600 to $210,000 per annum. The licensor may terminate the licensing agreements upon event of default, as defined.
In 2004, the Company sold the rights to use the Nicole Miller trademark under its licensing agreement through March 2009 to an unrelated third party for $1,350,000 and realized a gain of $1,350,000.
Minimum annual guaranteed royalty payments on the above licenses are as follows:

Years ending December 31,
2005	$429,000

2006	593,000
2007	832,000
2008	1,007,000
2009	1,384,000
Thereafter	510,000
$4,825,000
Indemnities and Guarantees
The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. Additionally, the Company indemnifies its factor and licensors under the factoring and license agreements, respectively, against certain claims as a result of the violation of any law. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.
Litigation
The Company is, from time to time, involved in various legal and other proceedings which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position or results of operations of the Company.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005
(UNAUDITED)
NOTE 5 — CONVERTIBLE NOTES PAYABLE
In April and May 2005, the Company issued convertible notes payable totaling $625,000, bearing interest at 11 percent per annum (the “11% Notes”). The notes and accrued interest were due through August 2005, as amended. In addition, the principal and accrued interest on the 11% Notes are convertible into shares of the Company’s common stock at a conversion price equal to $0.80 per share. The Company recorded a BCF of $375,250 in connection with the conversion feature of the notes payable during the nine months ended September 30, 2005 and amortized $375,250 to interest expense in the accompanying statement of operations during such period. In connection with the issuance of the 11% Notes, the Company issued warrants to purchase an aggregate of 687,500 shares of the Company’s common stock (see Note 6), including a warrant to purchase 62,500 shares of the Company’s common stock issued in connection with an extension of the maturity date. In August 2005, the Company repaid such amounts, including accrued interest of $35,392. The holder of the 11% Notes has the right to purchase up to 50% of any equity security, including convertible debt, to be issued by the Company on the same terms as such securities are offered to other parties through May 2008.
In July 2005, the Company issued a convertible note payable totaling $550,000, bearing interest at 11 percent per annum (the “July 11% Note”). The notes and accrued interest are due in January 2006. In addition, the principal and accrued interest on the July 11% Notes are convertible into shares of the Company’s common stock at a conversion price equal to $0.80 per share. The Company recorded a BCF of $269,000 in connection with the conversion feature of the notes payable during the nine months ended September 30, 2005 and amortized $112,000 to interest expense in the accompanying statement of operations during such period. In connection with the issuance of the July 11% Notes, the Company issued warrants to purchase an aggregate of 550,000 shares of the Company’s common stock (see Note 6). At September 30, 2005, the balance of the July 11% Notes is $269,000, net of unamortized debt discounts of $157,000 and $164,000 related to the BCF and warrants, respectively.
In June and August 2005, the Company issued convertible notes payable totaling $575,000, bearing interest at 6 percent per annum (the “6% Notes”). The notes and accrued interest were due at the earlier of the initial closing of the Company’s private placement (see Note 6) or June 2006. In addition, the principal and accrued interest on the 6% Notes were convertible into shares of the Company’s common stock at a conversion price equal to $0.80 per share. The Company recorded a BCF of $143,750 in connection with the conversion feature of the notes payable during the nine months ended September 30, 2005 and amortized $143,750 to interest expense in the accompanying statement of operations during such period. In conjunction with the initial closing of the Company’s reorganization (see Note 1), the entire balance of $575,000 of 6% Notes, and $4,554 of accrued interest, was converted into 724,443 shares of the Company’s common stock in accordance with the related agreements.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005
(UNAUDITED)
NOTE 6 — EQUITY TRANSACTIONS
Common Stock
On June 1, 2005, the Company entered into an agreement with Brookstreet Securities Corporation (“BSC”), a NASD member investment banker based in Irvine, California, as its placement agent and financial consultant to sell newly issued common stock at $1.00 per share for a total offering from a minimum of 2,500,000 shares to a maximum of 4,600,000 shares, in order to raise minimum capital of $2,175,000 to maximum capital of $4,002,000, net of expenses. The Company agreed to pay BSC an 8% retail sales commission, a 2% non-accountable marketing allowance and a 3% non-accountable expense allowance. BSC also received warrants to purchase 433,313 shares of the Company’s common stock at an exercise price of $1.00 per share.
On August 19, and September 7, 2005, The Company completed the initial closings of the minimum amount of its private placement through BSC with the sale of 2,888,750 shares of its common stock receiving proceeds of $2,402,540, net of commissions, fees and expenses of $486,210.
Warrants
During the nine months ended September 30, 2005, the Company issued warrants to purchase an aggregate of 1,237,500 shares of the Company’s common stock in connection with the issuance of convertible notes payable (see Note 5), with fair values totaling $522,000 as determined under SFAS No. 123 and recorded such as a debt discount and warrant liability (see Note 1). These warrants vested upon grant, have exercise prices of $0.80 and expire on various dates through July 2008. As of September 30, 2005, $358,000 has been amortized to interest expense.
During the nine months ended September 30, 2005, the Company issued warrants to purchase an aggregate of 433,313 shares of the Company’s common stock to BSC in connection with the initial closings of the Company’s private placement (see above), with fair values totaling $190,000 as determined under SFAS No.123. These warrants vested upon grant, have exercise prices of $1.00 and expire through September 2010. The fair value of the warrants has been classified as a liability and an offset to the proceeds received in the private placement.